Exhibit 10.4

FIRST AMENDMENT

SEAGATE DEFERRED COMPENSATION PLAN

The Seagate Deferred Compensation Plan, as amended and restated as of January 1, 2010 (the “Plan”), is hereby amended by this First Amendment (the “Amendment”).

WHEREAS, for purposes of this Amendment, capitalized terms used herein that are not defined shall have the meanings given to them in the Plan;

WHEREAS, Seagate US LLC (the “Company”) maintains the Plan, which is a nonqualified deferred compensation plan, for the benefit of eligible employees of the Company and Participating Companies;

WHEREAS, Section 10.4 of the Plan document provides that the Seagate Benefits Administration Committee (the “Committee”) has the authority to adopt and execute any amendments to the Plan; and

WHEREAS, pursuant to authority granted to the Committee under Section 10.4, the Committee has determined that it is appropriate to amend the Plan document to (1) change the distribution payment date in the event a Participant dies prior to receiving or while receiving benefits under the Plan; (2) provide procedures related to domestic relations orders; and (3) make other minor clarifying changes.

NOW, THEREFORE, BE IT RESOLVED, that the Amendment, as set forth in the attached Exhibit A, is hereby approved and adopted effective as specified in Exhibit A.

Exhibit A

FIRST AMENDMENT

SEAGATE DEFERRED COMPENSATION PLAN

The Seagate Deferred Compensation Plan, as amended and restated as of January 1, 2010 (the “Plan”), is hereby amended as follows:

1.	Effective January 1, 2019, Section 1.3 of the Plan is amended in its entirety to read as follows:

“1.3    Beneficiary. “Beneficiary” or “Beneficiaries” means the beneficiary or beneficiaries last designated in writing by a Participant in accordance with procedures established by the Committee from time to time to receive the benefits specified hereunder in the event of the Participant’s death. No Beneficiary designation shall become effective unless and until it is filed with the Committee during the Participant’s lifetime. In the event a Participant is married and wishes to designate a non-spouse Beneficiary, spousal consent shall be required; provided, however, that if spousal consent is not obtained, the beneficiary designation shall be invalid.”

2.	Effective January 1, 2019, Section 1.4 of the Plan is amended in its entirety to read as follows:

“1.4    Board of Directors. “Board of Directors” or “Board” means the Board of Directors of the Company.”

3.	Effective January 1, 2019, Section 1.6 of the Plan is amended in its entirety to read as follows:

“1.6    Committee. “Committee” means the Seagate Benefits Administrative Committee.”

4.	Effective January 1, 2019, Section 7.2(d) of the Plan is amended in its entirety to read as follows:

“(d)    Death Prior to or While Receiving Benefits. Notwithstanding any other provision of the Plan, if the Participant dies prior to receiving or while receiving any or all of his or her Account, such Participant’s Distributable Amount shall be paid to his or her Beneficiary or Beneficiaries in a cash lump sum payment including all vested and unvested Company Contributions no later than December 31 of the year following the calendar year during which the Participant’s death occurs.”

5.	Effective January 1, 2019, the Plan is hereby amended to add a new Section 7.7:

“7.7    Domestic Relations Order. The Committee is authorized, in its sole discretion, to satisfy any payments to an individual other than the Participant with amounts from the Participant’s Account to the extent necessary to comply with a domestic relations order, as defined in Code section 414(p)(l)(B). Payments to satisfy a domestic relations order will commence as soon as administratively possible during the first month following the end of the calendar quarter in which the Committee approves the distribution pursuant to the domestic relations order.”

6.	Effective January 1, 2019, Section 8.1 of the Plan is amended in its entirety to read as follows:

“8.1    Committee. The Committee shall administer the Plan.”

In WITNESS WHEREOF, the Seagate Benefits Administrative Committee, by its duly authorized delegate, has executed this Amendment to the Plan on December 21, 2018.

By:	/s/ Janet Farabaugh

Janet Farabaugh

Title: Senior Director, Global Benefits

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